Exhibit 12
                                                                      ----------
                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES




                                                               Nine Months Ended
                                                              September 30, 2002
                                                              ------------------
                                                          (Dollars in thousands)
EARNINGS
  Loss before income taxes and minority interest                   $    (30,677)
      Add (Deduct):
        Earnings on Equity Method                                       (30,711)
        Distributions from Minority Subsidiaries                         24,975
        Minority interest in income of majority-owned subsidiaries
          that do not have fixed charges                                 (9,100)
                                                                   ------------
                                                                   $    (45,513)

      Add fixed charges:
        Consolidated interest expense                              $     30,362
        Deferred debt expense                                               631
        Interest Portion (1/3) of Consolidated Rent Expense              39,984
                                                                   ------------
                                                                   $    (25,464)
                                                                   ============

FIXED CHARGES
      Consolidated interest expense                                $     30,362
      Deferred debt expense                                                 631
      Interest Portion (1/3) of Consolidated Rent Expense                39,984
                                                                   ------------
                                                                   $     70,977
                                                                   ============

RATIO OF EARNINGS TO FIXED CHARGES                                          N/A
                                                                   ============

  Tax-Effected Preferred Dividends                                 $         78
  Fixed Charges                                                          70,977
                                                                   ------------
      Fixed Charges and Preferred Dividends                        $     71,055
                                                                   ============

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS                  N/A
                                                                   ============

  The dollar deficiency resulting in less than one-to-one coverage is $45,513.